Exhibit 10.3

R. Michael Stunden

2490 W. 2nd Ave., Suite 404

Vancouver, BC, Canada V6K 1J6

604-7356-5777

mstunden@shaw.ca

April 20, 2005

Project Romania Inc.

2490 W. 2nd Ave., Suite 404

Vancouver, BC, Canada V6K 1J6

To Whom It May Concern:

I hereby agree to advance and loan up to USD 50,000 to Project Romania Inc., a Nevada corporation (the "Company"), on an as needed basis and as requested, to finance the business operations and expenses of the Company and its operating subsidiary Galaxy Telnet SRL, a Romanian company, during the twelve-month time period commencing with the date of this letter.

/s/ R. Michael Stunden

R. MICHAEL STUNDEN